Exhibit 10.51

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of January, 2018 (the “Effective Date”), by and among (i) Seven Stars Cloud Group, Inc., a Nevada corporation (“Purchaser”), (ii) DBOT-I LLC, a Delaware limited liability company (“Seller”), and (iii) Delaware Board of Trade Holdings, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, on December 18, 2017, Purchaser, Seller, the Company and certain other parties thereto entered into a Stock Purchase Agreement (the “Original SPA”), pursuant to which Seller sold certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) in exchange for certain shares of Purchaser Common Stock (as defined below).

WHEREAS, the parties have determined that it is in their respective best interests, and the best interests of the stockholders of Purchaser and the Company, respectively, that Seller sell certain additional shares of Common Stock to Purchaser in exchange for certain additional shares of Purchaser Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

AGREEMENT:

1.       Purchase of Purchased Stock. Seller hereby sells, assigns and conveys to Purchaser, and Purchaser hereby purchases from Seller, the Purchased Stock owned beneficially and of record by Seller. The Purchased Stock is hereby transferred to Purchaser free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, rights of third parties or other interests of any kind or character, other than as set forth in the Stockholders’ Agreement (as defined in the Original SPA) (collectively, “Liens”).

2.       Purchase Price; Closing: Deliveries.

(a)       Purchase Price; Payment. In consideration of Seller’s sale of Purchased Stock to Purchaser, Purchaser shall issue to Seller its shares of capital stock (“Purchaser Common Stock”) set forth opposite Seller’s name on Schedule B attached hereto (the “Purchase Price”), payable upon the Closing. The calculation of the Purchase Price is the same as that of the share calculation in the Original SPA: equal to the number of shares of the Company’s Common Stock issued and outstanding multiplied by the quotient of $1.92 divided by the price per share of the Purchaser’s common stock valued at $3.00 per share.

(b)       Fair Consideration. Each of the parties acknowledges and agrees that the consideration provided for in Section 2(a) represents fair consideration and reasonable equivalent value for the sale and transfer of the Purchased Stock and the transactions, covenants and agreements set forth in this Agreement, which consideration was agreed upon as the result of arms-length good faith negotiations between the parties and their respective representatives.

3.       Closing. The closing of the Transactions (the “Closing”) shall occur on the same closing date as defined in the Original SPA.

4.       Deliveries by Seller. At the Closing, Seller shall deliver (or cause to be delivered) to Purchaser or the Company (as applicable) an assignment separate from certificate for Seller’s shares of the Purchased Stock, duly executed by Seller.

5.       Deliveries by Purchaser. At the Closing, Purchaser shall deliver (or cause to be delivered) to Seller the Purchase Price, payable as provided in Section 2(a), along with certificates evidencing the same.

6.       Reserved.

7.       Company Actions. The Company waives any and all rights of first refusal, whether granted by statute or otherwise, which may serve to impede, delay or prohibit the Transactions (including, without limitation, as set forth in the Stockholders’ Agreement).

8.       Representations and Warranties.

(a)       Seller represents and warrants to Purchaser as of the Closing that:

(i)       Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own its properties and assets and to conduct its business as it is now conducted.

(ii)       Seller owns of record and beneficially, and is transferring and delivering to Purchaser, good and marketable title to the Purchased Stock, free and clear of any and all Liens.

(iii)     Seller has the legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Seller and the consummation by Seller of the Transactions have been duly authorized by Seller. This Agreement and all other agreements, documents and instruments executed by Seller in connection with the Transactions have been duly executed and delivered by Seller and constitute Seller’s legal, valid and binding obligation, as applicable, enforceable against Seller in accordance with their respective terms and conditions.

(iv)     No commission or remuneration was paid to any person in connection with the offer or sale of Seller’s portion of the Purchased Stock.

(b)       Purchaser represents and warrants to Seller and the Company as of the Closing that:

(i)       Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own its properties and assets and to conduct its business as it is now conducted.

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(ii)      Purchaser has the legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the Transactions have been duly authorized by Purchaser. This Agreement and all other agreements, documents and instruments executed by Purchaser in connection with the Transactions have been duly executed and delivered by Purchaser and constitute Purchaser’s legal, valid and binding obligation, as applicable, enforceable against Purchaser in accordance with their respective terms and conditions.

(iii)     Purchaser is purchasing the Purchased Stock for Purchaser’s own account and not with a view to, or intention of, the distribution or resale thereof to anyone else.

(iv)     Purchaser is able to bear the economic risk of the investment in the Purchased Stock to be acquired hereunder for an indefinite period of time, and Purchaser understands that the Purchased Stock has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or any other state securities laws.

(v)      Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act;

(vi)     Purchaser agrees that the Purchased Stock purchased hereunder will not be sold or transferred without: (i) registration under the 1933 Act or any exemption available thereunder, (ii) registration under any applicable state securities law or any exemption available thereunder, and (iii) full compliance with all transfer restrictions set forth in the Stockholders’ Agreement;

(vii)    Purchaser has had an opportunity to ask questions and receive answers concerning the Purchased Stock to be acquired by Purchaser hereunder and has had access to such other information concerning the Company as Purchaser has requested. Purchaser is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Purchased Stock to be acquired hereunder. Purchaser acknowledges and understands that an investment in the Purchased Stock involves substantial risks and Purchaser is able to bear the economic risks of an investment in the Purchased Stock pursuant to the terms hereof, including the complete loss of Purchaser’s investment in such Purchased Stock.

(viii)   Purchaser understands that the Purchased Stock will be subject to the terms and conditions of the Stockholders’ Agreement and the Voting Agreements (as defined in the Original SPA); and

(ix)      No commission or remuneration was paid to any person in connection with the offer or sale of the Purchased Stock.

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(x)       Purchaser has filed all reports, schedules, forms, registrations, statements and certifications, together with any amendments required to be made with respect thereto, that were required to be filed since January 1, 2016 with the Securities and Exchange Commission (the “SEC”) (together with the exhibits and other information incorporated therein, the “Purchaser SEC Reports”). No such Purchaser SEC Reports or communications, at the time filed, furnished or communicated (and in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of relevant meetings, respectively) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that information in the Purchaser SEC Reports as of a later date (but before the date of this Agreement) shall be deemed to modify information in the Purchaser SEC Reports as of an earlier date. As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), all Purchaser SEC Reports complied as to form in all material respects with the regulations of the SEC with respect thereto.

(xi)      Each of the consolidated financial statements of Purchaser and its subsidiaries included (or incorporated by reference) in the Purchaser SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and its consolidated subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Purchaser and its consolidated subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in each case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Purchaser and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(xii)     The shares of Purchaser Common Stock being issued to Seller have been duly authorized for, issuance and are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar right.

(c)       Reserved.

(d)       Survival of Representations and Warranties. The representations and warranties of each of Purchaser and Seller set forth in this Section shall survive the Closing. The representations and warranties of the Company shall not survive the Closing.

9.       Indemnification.

(a)       Seller shall indemnify and hold harmless Purchaser and the Company for any damages or losses sustained or incurred by Purchaser or the Company related to or arising out of (i) any breach of a representation or warranty made by Seller herein, or (ii) any breach or non-fulfillment of any covenant of Seller set forth herein.

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(b)       Purchaser shall indemnify and hold harmless Seller and the Company for any damages or losses sustained or incurred by Seller or the Company related to or arising out of (i) any breach of a representation or warranty made by Purchaser herein, or (ii) any breach or non-fulfillment of any covenant of Purchaser set forth herein.

10.     Release.

(a)       As of the Closing, Seller, for Seller and for Seller’s personal representatives, successors and assigns (the “Seller Releasing Parties”), hereby remises, releases and forever discharges the Company, its officers, stockholders, directors, employees, attorneys and advisors (whether acting in their individual capacities or on behalf of the Company), the subsidiaries and affiliates of the Company (whether past, present, or future), their respective officers, shareholders, directors (whether acting in their individual capacities or on behalf of such subsidiary or affiliate) and employees, and each of them, and their respective personal representatives, successors and assigns (the “Seller Released Parties”) from all claims, demands, actions, causes of action, suits in law or in equity, liabilities, costs, damages, and expenses, of whatever kind or nature, from the beginning of the world to the Closing Date, whether known or unknown, which Seller now owns or holds or at any time previously owned or held or had, including, without limitation, any claims, demands, causes of action and suits in law or equity arising out of or in any way connected with (i) the ownership by Seller of Seller’s portion of the Purchased Stock, (ii) any services performed by Seller for or on behalf of the Company, (iii) any obligations undertaken, suffered, or incurred by Seller for or on behalf of the Company, and (iv) any other matters in connection with the Company or the Transactions. This release constitutes a full and final release and extends to all claims of every nature and kind, whether known or unknown, suspected or unsuspected, including but not limited to, claims for injunctive relief, attorneys’ fees, and any liability, whether predicated upon statute, employment discrimination of any kind, contract, tort or any other basis.

(b)       For clarity, the Seller Releasing Parties do not release any actions or claims arising out of (i) any obligations or warranties made by Purchaser contained in this Agreement or (ii) fraud suffered by any Seller Released Party.

11.     Reserved.

12.     Reserved.

13.     Lockup Period. In exchange for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees that, during the period beginning on the Effective Date and ending on the first anniversary thereof of the Original SPA, Seller will not (and will cause any spouse, domestic partner, lineal descendant, parent, stepparent, sibling, stepsibling, uncle, aunt, niece, nephew, first cousin, or any other person with whom the undersigned has a relationship by blood, marriage or adoption not to), without the prior written consent of Purchaser, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Purchaser Common Stock whether now owned or hereafter acquired by Seller (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to the registration of any of the Lock-Up Securities, or the filing of any registration statement, prospectus or prospectus supplement, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities or (iv) publicly announce the intention to do any of the foregoing.

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14.     No Assumption of Company Debts and Liabilities. Purchaser and the Company agree that Purchaser shall not be liable for any of Company’s debts, loans or liabilities by virtue of the Transactions, including but not limited to Company’s $3 million dollar loan with New Castle County, Delaware.

15.     Miscellaneous.

(a)       Entire Agreement; Amendment. This Agreement constitutes the entire understanding among the parties hereto concerning the subject matter contained herein and supersedes any prior oral or written understandings or communications among the parties hereto regarding the subject matter of this Agreement. This Agreement shall be amended only by a written instrument executed by the parties hereto.

(b)       Headings. The headings of the Sections of this Agreement are included solely for convenient reference only and shall not be deemed to affect the construction or interpretation of this Agreement.

(c)       Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereunder.

(d)       Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)       Further Assurances. At any time and from time to time after the date hereof, Seller shall, upon the request of Purchaser, and Purchaser shall, upon the request of Seller, promptly execute, acknowledge and deliver such further instruments and other documents, and perform or cause to be performed such further acts, as may be reasonably required to evidence or effectuate the sale, conveyance, transfer and delivery hereunder of the Purchased Stock and the Purchaser Common Stock and the performance by the parties of any of their other respective obligations under this Agreement and to carry out the purposes and intent of this Agreement.

(f)        Acknowledgment of Limited Representation. Saul Ewing Arnstein & Lehr LLP has acted as counsel to the Company in connection with this Transaction, and has not provided legal advice to Purchaser or any individual stockholder of the Company, including Seller. Purchaser and Seller acknowledges that it or he has read and understood all the provisions of this Agreement, has been advised by the Company to retain counsel, and has been advised by counsel as necessary or appropriate, as determined by Purchaser or Seller.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:

SEVEN STARS CLOUD GROUP, INC.

By:	/s/ Robert Benya
Name:	Robert Benya
Office:	President and Chief Revenue Officer

COMPANY:

DELAWARE BOARD OF TRADE HOLDINGS, INC.

By:	/s/ John F. Wallace
Name:	John F. Wallace
Office:	Chairman

SELLER:

DBOT-I LLC

By:	/s/ John Hynansky
Name:	John Hynansky
Office:	Manager

[Signature Page to Stock Purchase Agreement]

Schedule A

Shares of Purchased Stock to be Sold by Seller

Seller	Number of Shares

DBOT-I LLC	500,000

Schedule B

Shares of Purchaser Common Stock to be Sold to Seller

Stockholder	Purchaser Shares Sold to Seller

DBOT-I LLC	320,000